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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 1998

                              BEAZER HOMES USA, INC.
                 (Exact name of Registrant as specified in its charter)

Delaware                                                   58-2086934
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

          5775 Peachtree Dunwoody Road, Suite C-550, Atlanta, Georgia 30342
                 (Address of principal executive offices)    (Zip code)

                                   Not applicable
           (Former name and former address, if changed since last report)


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Item 5. Other Events

        On March 25, 1998, Beazer Homes USA, Inc. issued the press release attached hereto and made a part hereof.


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                                             PRESS RELEASE
                                             -------------
                                                         FOR IMMEDIATE RELEASE



BEAZER HOMES ANNOUNCES CLOSING OF $100 MILLION SENIOR NOTES OFFERING

ATLANTA, GEORGIA, MARCH 25, 1998 - Beazer Homes USA, Inc. (NYSE: BZH) announced the closing today of its offering of $100 million principal amount of 8 7/8% Senior Notes, due April 2008, at a price to investors of 99.183% per Senior Note. The Company used the proceeds of the Senior Notes offering to repay debt outstanding under its revolving credit facility.

Beazer Homes USA, Inc., based in Atlanta, Georgia is one of the country's ten largest single family homebuilders, with operations in Arizona, California, Florida, Georgia, Nevada, North Carolina, South Carolina, Tennessee and Texas.

The Senior Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Senior Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


Contact: David S. Weiss
                 Executive Vice President and Chief Financial Officer
                 (404) 250-3420

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                                   SIGNATURES

       Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Beazer Homes USA, Inc.

March 25, 1998               By: /s/ David S. Weiss
--------------                   David S. Weiss, Executive Vice President and
Date                             Chief Financial Officer